                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933

                          WESTERN RESERVE BANCORP, INC.
             (Exact Name of Registrant as specified in its Charter)

          OHIO                                             31-1566623
(State of Incorporation)                       (IRS Employer Identification No.)

                                4015 MEDINA ROAD
                               MEDINA, OHIO 44256
          (Address of principal executive offices, including zip code)

                          WESTERN RESERVE BANCORP, INC.
                          EMPLOYEE STOCK PURCHASE PLAN
                            (Full Title of the Plan)

                              MR. EDWARD J. McKEON
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                          WESTERN RESERVE BANCORP, INC.
                                4015 MEDINA ROAD
                               MEDINA, OHIO 44256
                                 (330) 764-3131
           (Name , address and telephone number of agent for service)

                                   COPIES TO:
                               DAVID J. MACK, ESQ.
                               WERNER & BLANK, LLC
                            7205 WEST CENTRAL AVENUE
                               TOLEDO, OHIO 43617
                                 (419) 841-8051

                         CALCULATION OF REGISTRATION FEE

                                                       Proposed Maximum Offering     Proposed Maximum Aggregate    Amount of
Title of Securities               Amount to be                   Price                        Offering           Registration
to be Registered                   Registered                 per Share(1)                    Price(1)               Fee
----------------------------       ----------                 ------------                   -----------           --------
Common Shares, no par value           5,000                      $26.00                      $130,000.00            $16.48

(1) This figure has been estimated solely for the purpose of determining the registration fee. The figure was calculated pursuant to Rule 457(c) using the average of the high and low bid and asked prices for the common shares of Western Reserve Bancorp, Inc. (the "Company" or "Registrant") as of March 29, 2004 (a date within five business days prior to the filing of this registration statement).

      In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein (the "Plan").

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

      The document or documents containing the information specified in Part I are not required to be filed with the Securities and Exchange Commission (the "Commission") as part of this Form S-8 Registration Statement.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.     INCORPORATION OF DOCUMENTS BY REFERENCE.

            The following documents filed or to be filed by the Company or the Plan with the Commission are incorporated by reference in this Registration
Statement:

      (a) The Company's Annual Report on Form 10-K for the year ended December 31, 2003.

      (b) All reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), since the end of the fiscal year covered by the Form 10-K referred to in clause (a) above.

      (c) The description of the Common Shares of the Company contained in the Company's registration statement on Form SB-2, as originally filed with the Securities and Exchange Commission on December 29, 1997 and amended on February 12, 1998.

      (d) All documents filed by the Company or the Plan pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold.

ITEM 4.     DESCRIPTION OF SECURITIES

            Not applicable.

ITEM 5.     INTEREST OF NAMED EXPERTS AND COUNSEL

            Not applicable.

ITEM 6.     INDEMNIFICATION OF DIRECTORS AND OFFICERS

            Section 1701.13(E) of the Ohio Revised Code provides that a corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer,
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employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorney's fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe his conduct was unlawful. Section 1701.13(E)(4) provides various methods by which a corporation may determine whether an individual or individuals have met the requisite standard of conduct. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not satisfy the requisite standard of conduct.

            Section 1701.13(E)(2) further specifies that a corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorney's fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of (a) any claim, issue, or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless, and only to the extent, that the court of common pleas or the court in which such action or suit was brought determines, upon application, that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court of common pleas or such other court shall deem proper, and (b) any action or suit in which the only liability asserted against a director is pursuant to Section 1701.95 of the Ohio Revised Code concerning unlawful loans, dividends and distribution of assets. Again,
Section 1701.13(E)(4) provides the methods by which the Company may determine whether an individual or individuals have met the requisite standard of conduct for indemnification under this section.

            Section 1701.13(E)(3) requires indemnification for expenses, including attorneys fees, to the extent that any director, trustee, officer, employee, member, manager or agent has been successful on the merits or otherwise in the defense of action or proceeding described under Sections (E)(1) and (E)(2). Additionally, Section 1701.13(E)(5) requires a corporation to pay any expenses, including attorney's fees, of a director in defending an action, suit, or proceeding referred to above as they are incurred, in advance of the final disposition of the action, suit, or proceeding, upon receipt of an undertaking by or on behalf of the director in which he agrees to both (1) repay such amount if it is proved by clear and convincing evidence that his action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the corporation or undertaken with reckless disregard for the best interests of the corporation and (2) reasonably cooperate with the corporation concerning the action, suit, or proceeding.

            Section 1701.13(E)(6) provides that the indemnification provided under Section 1701.13(E) shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under the articles of incorporation or code of regulations of Registrant. Furthermore, Section 1701.13(E)(7) authorizes a corporation to purchase and maintain insurance, or furnish similar protection, on behalf of any person who is or was a director, officer, employee, or agent of the corporation against any liability asserted against the individual and incurred by the individual in such capacity whether or not the corporation would have the power to indemnify the individual against liability under Section 1701.13(E).

            The directors and officers of the Registrant are also entitled to indemnification from the Registrant pursuant to its Amended and Restated Articles of Incorporation, Article EIGHTH of which provides as follows:

      The Corporation shall indemnify its present and past Directors, officers, employees and agents, and such other persons as it shall have powers to indemnify, to the full extent permitted under, and subject to the limitations of, Title 17 of the Ohio Revised Code. Additionally, and subject to the limitations set forth below, the Corporation shall indemnify its present and past Directors for personal liability for monetary damages resulting from breach of their fiduciary duty as Directors. Notwithstanding the above, no indemnification for personal liability shall be provided for: (i) any breach of the Directors' duty of loyalty to the Corporation or its stockholder; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) illegal distribution of dividends; and (iv) any transaction from which the Director derived an improper personal benefit.

            Registrant also carries directors' and officers' liability insurance coverage which insures its directors and officers and the directors and officer of its subsidiaries in certain circumstances.

ITEM 7.     EXEMPTION FROM REGISTRATION CLAIMED

            Not applicable.

ITEM 8.     EXHIBITS

            The following exhibits are filed with or incorporated by reference into this Registration Statement on Form S-8:

Number      Exhibit
------      -------
4.1         Amended and Restated Articles of Incorporation of Western Reserve Bancorp, Inc.
4.2         Code of Regulations of Western Reserve Bancorp, Inc.
5           Opinion of Werner & Blank, LLC as to the legality of the Securities
23.1        Consent of Werner & Blank, LLC (contained in Exhibit 5)
23.2        Consent of Independent Auditor
24          Power of Attorney

ITEM 9.     UNDERTAKINGS

      -     The undersigned Registrant hereby undertakes to:

            (1) File, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to include any additional or changed material information on the plan of distribution.

            (2) For determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

            (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

      - The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      - Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                                   SIGNATURES

      THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Medina, State of Ohio, on March 29, 2004.

                                     By:  /s/ Edward J. McKeon
                                          Edward J. McKeon
                                          President and Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                                            TITLE                                             DATE
--------------------                              ----------                                       --------------
/s/ Edward J. McKeon                                 President,                                    March 29, 2004
Edward J. McKeon                        Chief Executive Officer and Director
                                            (Principal Executive Officer)
                                                                                                   March 29, 2004
/s/ Cynthia A. Mahl                             Senior Vice President
Cynthia A. Mahl                         Chief Financial Officer and Treasurer
                            (Principal Financial Officer and Principal Accounting Officer)

Directors*

Roland H. Bauer
Dr. Bijay Jayaswal
P. M. Jones
Ray E. Laribee
C. Richard Lynham
R. Hal Nichols
Rory H. O'Neil
Michael R. Rose
Glenn M. Smith
Thomas A. Tubbs

* For each of the above directors pursuant to power of attorney filed with this Registration Statement.

By:  /s/ Edward J. McKeon                         March 29, 2004
     Edward J. McKeon
     (pursuant to power of attorney)

      THE PLAN. Pursuant to the requirements of the Securities Act of 1933, Western Reserve Bancorp, Inc., the Plan administrator, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Medina, State of Ohio, on March 29, 2004.


                                       Western Reserve Bancorp, Inc.
                                       Employee Stock Purchase Plan



                                       By: Western Reserve Bancorp, Inc.



                                       By: /s/ Edward J. McKeon
                                       Edward J. McKeon
                                       President and CEO

                                  EXHIBIT INDEX

4.1         Amended and Restated Articles of Incorporation of Western Reserve Bancorp, Inc. (1)
4.2         Code of Regulations of Western Reserve Bancorp, Inc.(1)
5           Opinion of Werner & Blank, LLC as to the legality of the Securities
23.1        Consent of Werner & Blank, LLC (contained in Exhibit 5)
23.2        Consent of Independent Auditor
24          Power of Attorney

(1) Incorporated by reference Exhibits 3.1 and 3.2 to Registrant's registration statement on Form SB-2, filed with the Commission on December 29, 1997.